Exhibit 99.3

FOSTER WHEELER ANNOUNCES SENIOR LEADERSHIP SUCCESSION PLAN

ZUG, SWITZERLAND, December 17, 2009 -- Foster Wheeler AG (Nasdaq: FWLT) announced today that its Board of Directors has approved a senior leadership succession plan as summarized below.

•	Effective June 1, 2010, Robert C. Flexon, 51, will become Chief Executive Officer of Foster Wheeler AG. Flexon is currently President of Foster Wheeler USA.

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At the same time, Raymond J. Milchovich, 60, will relinquish the CEO role but will remain with the company and serve as Non-Executive Chairman of the Board and  consultant to the company through October 2011.

•	Umberto della Sala, 61, President and Chief Operating Officer of Foster Wheeler AG, has agreed to extend his tenure with the company through 2013.

Raymond J. Milchovich, current Chairman and Chief Executive Officer, said, “I have had the privilege to work with Bob Flexon for three years, first as a member of the Foster Wheeler board – specifically in his role as Chair of the Audit Committee -- and most recently in his role as President of Foster Wheeler USA.  The company is very fortunate to have been able to attract a leader of Bob’s talent, experience, capability and integrity.  I am also very pleased that Umberto della Sala has decided to extend his tenure with the company.  As I’ve stated many times, Umberto is a uniquely talented senior executive with an unparalleled experience and understanding of the engineering and construction industry.  Bob and Umberto know each other well, have a very high level of mutual respect, and will make an outstanding senior leadership team for Foster Wheeler.  My full-time mission for the next two years, in addition to chairing the Foster Wheeler board of directors, will be to assist with this leadership transition.”

Robert C. Flexon, President and Chief Executive Officer of Foster Wheeler USA, said, “Leading Foster Wheeler into the next decade is an exciting and extraordinary opportunity for me.  Under Ray’s leadership, the company enjoyed a resurgence into one of the world’s premier engineering and construction firms.  From this very strong position, the company is extremely well positioned to capitalize on future growth prospects.  The orderly transition ensures that these opportunities will not be missed.”

Executive biographies

Robert C. Flexon, President and Chief Executive Officer of Foster Wheeler USA, joined the company on November 16, 2009.  Prior to that, he had been Executive Vice President and Chief Financial Officer of NRG Energy, Inc., a wholesale power generation company primarily engaged in the ownership and operation of power generation facilities and the sale of energy, capacity and related products. He had also served as a member of the Foster Wheeler AG board of directors from 2006 until November 16, 2009.  Flexon joined NRG in 2004 and, in addition to serving as Executive Vice President and CFO, he had also served as NRG's Executive Vice President and Chief Operating Officer from March 2008 to February 2009, overseeing NRG's plant and commercial operations, environmental compliance and risk management, as well as the Engineering, Procurement and Construction division.  Before joining NRG, he was Vice President, Corporate Development & Work Process and Vice President, Business Analysis and Controller of Hercules, Inc.  Flexon also held various financial management positions with Atlantic Richfield Company from 1987 to June 2000, including General Auditor, Franchise Manager and Controller. He began his career with the former Coopers & Lybrand public accounting firm.  Flexon holds a Bachelor of Science degree in Accounting from Villanova University. He is a Certified Public Accountant.

Raymond J. Milchovich is Chief Executive Officer and Chairman of the Board of Directors of Foster Wheeler AG.  He joined Foster Wheeler in October 2001 and subsequently directed the company’s successful restructuring and turnaround.  Before joining Foster Wheeler, he had been with Kaiser Aluminum Corporation for more than 20 years, progressing from operations management to President, Chief Executive Officer and Chairman.   Milchovich began his career in the steel industry, holding a variety of operating management positions for Wisconsin Steel Corporation and Wheeling-Pittsburgh Steel Corporation.  He is a graduate of California University of Pennsylvania and the Harvard University Advanced Management Program.

Umberto della Sala joined Foster Wheeler in Milan in 1973 as a process engineer.  From 1997 to 2000, he was assigned to FW USA as Vice President and General Manager of Latin American Operations and President of FW Caribe and later as commercial director.  In 2000, he returned to Milan as Commercial Director of the newly formed Foster Wheeler Continental Europe Unit.  He was appointed in 2001 as President and CEO of FW Continental Europe. In 2005 he was appointed as Foster Wheeler CEO Global Engineering & Construction (E&C) Group.  He assumed the additional role of President and Chief Operating Officer of Foster Wheeler in 2007.

Conference Call Information

                 Foster Wheeler AG plans to hold a conference call today, Thursday, December 17, at 8:30 a.m. (Eastern) to discuss today’s announcement.

                 The call will be accessible to the public by telephone or webcast.  To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 47510950) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

                 A replay of the call will be available on the company's web site as well as by telephone.  The replay will be available by telephone for one week following the call and can be accessed by dialing 706-645-9291 (replay passcode 47510950 required).

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters are in Clinton, New Jersey, USA.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.
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09-398

Safe Harbor Statement
Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates.  These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication, further deterioration in the economic conditions in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by non-U.S. and U.S. companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond the Company’s control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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  Contacts:
Media	Maureen Bingert	908 730 4444	maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908 730 4155	scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com